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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Martin Marietta Materials, Inc. of our report dated July 30, 1998 relating to the consolidated financial statements of Redland Stone Products Company, which appears in the Current Report on Form 8-K/A of Martin Marietta Materials, Inc. dated February 15, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 2, 1999